                                                                      EXHIBIT 11


                                            GALILEO CORPORATION
                                    CALCULATION OF EARNINGS PER SHARE

                                                        Three Months Ended                Six Months Ended
                                                              March 31,                       March 31,
                                                        1997           1996             1997            1996
                                                   ----------------------------      ---------------------------
Primary
  Average shares outstanding                         6,847,442        6,793,294       6,841,887        6,778,352

  Net effect of dilutive stock options - based
  on the treasury stock method using
  average market price                                      --          141,026              --          121,267
                                                   ----------------------------     ----------------------------

Total                                                6,847,442        6,934,320       6,841,887        6,899,619
                                                   ============================     ============================

Net income (loss)                                  $(7,378,000)      $  827,000     $(8,544,000)      $2,351,000

Per share amount                                   $     (1.08)      $     0.12     $     (1.25)      $     0.34



Fully Diluted
  Average shares outstanding                         6,847,442        6,793,294       6,841,887        6,778,352

  Net effect of dilutive stock options - based
  on the treasury stock method using the
  quarter-end market price, if higher than
  average market price                                      --          158,497              --          129,955
                                                   ----------------------------     ----------------------------

Total                                                6,847,442        6,951,791       6,841,887        6,908,307
                                                   ============================     ============================

Net income (loss)                                  $(7,378,000)      $  827,000     $(8,544,000)      $2,351,000

Per share amount                                   $     (1.08)      $     0.12     $     (1.25)      $     0.34






                                       32